                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

The Board of Directors
OXIS International, Inc.

We consent to the incorporation by reference in this Registration Statement of OXIS International, Inc. and subsidiaries on Form S-8 of our report dated March 7, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-K of OXIS International, Inc. and subsidiaries for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP

January 26, 2001
Portland, Oregon